Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Gerald C. Harvey
Vice President, Secretary and General Counsel
Phone: 908/624-4205

TRANSTECHNOLOGY TO APPEAL NYSE DELISTING DETERMINATION

Union, New Jersey, October 8, 2004 — TransTechnology Corporation (NYSE:TT) announced that it intends to appeal a determination by the New York Stock Exchange (“NYSE”), announced earlier today, that its common stock — ticker symbol TT — should be delisted from the NYSE. Under NYSE procedures, a listed company has the right to a review of an NYSE delisting determination by a Committee of the Board of Directors of the NYSE (the “Committee”). It is the current intention of the Company to avail itself of this right of review and appeal the NYSE’s decision. A request for review must be filed in writing within 10 business days after receiving the notice from the NYSE and the review is scheduled not less than 25 business days after the request is filed. It is the Company’s understanding that a suspension date will be announced if the subsequent review of the delisting determination by the Committee finds that the Company should be suspended. It is also the Company’s understanding that its common stock will continue to be listed pending the announcement of a suspension date, subject to certain conditions. The NYSE has indicated that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.

As previously announced, the NYSE had accepted a plan provided by the Company that would have brought the Company into conformity with the NYSE’s

TransTechnology Corporation	Page 2 of 2
Press Release
October 8, 2004

continued listing standards. However, the Company was unable to demonstrate compliance by the expiration of the 18-month plan period.

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $64.6 million in the fiscal year ended March 31, 2004.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to complete the refinancing of its senior and subordinated credit facilities on terms and conditions acceptable to the Company; the Company’s ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

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